EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Psychemedics Corporation
Acton, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-134974, 333-174531, 333-211745, 333-233238 and 333-256467) of Psychemedics Corporation (the “Corporation”) of our report dated March 24, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Boston, Massachusetts
March 27, 2023